Our File No.	57562V-268465

September 12, 2019

Uranium Energy Corp.
1030 West Georgia Street, Suite 1830
Vancouver, British Columbia, Canada, V6E 2Y3

Attention:Board of Directors

Dear Sirs:

Re:

Uranium Energy Corp. (the “Company”)
2019 Stock Incentive Plan

We have acted as legal counsel for the Company in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration of 6,000,000 shares of the Company’s common stock (the “Shares”) reserved for issuance with respect to the exercise of stock options and other awards that have been granted or may be granted pursuant to and in accordance with the Company’s 2019 Stock Incentive Plan.

The Company previously registered a total of 40,500,000 shares of common stock on registration statements on Form S-8 (the “Prior Registration Statements”), filed with the Commission pursuant to the Act on the following dates:

•5,500,000 shares of common stock issuable pursuant to stock options and other equity incentive awards under the Company’s 2006 Stock Incentive Plan were registered on a Prior Registration Statement filed on November 27, 2007 (Registration No. 333-147626);

•7,000,000 shares of common stock issuable pursuant to stock options and other equity incentive awards under the Company’s 2009 Stock Incentive Plan, as amended, were registered on two Prior Registration Statements filed on, respectively, October 1, 2009 and February 7, 2011 (Registration Nos. 333-162264 and 333-172092);

•2,000,000 shares of common stock issuable pursuant to stock options and other equity incentive awards under the Company’s 2013 Stock Incentive Plan were

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registered on a Prior Registration Statement filed on November 21, 2013 (Registration No. 333-192462);

•7,500,000 shares of common stock issuable pursuant to stock options and other equity incentive awards under the Company’s 2014 Stock Incentive Plan on a Prior Registration Statement filed on January 9, 2015 (Registration No. 333-201423);

•6,500,000 shares of common stock issuable pursuant to stock options and other equity incentive awards under the Company’s 2016 Stock Incentive Plan on a Prior Registration Statement filed on September 2, 2016 (Registration No. 333-213500); and

•12,000,000 shares of common stock issuable pursuant to stock options and other equity incentive awards under the Company’s 2018 Stock Incentive Plan on a Prior Registration Statement filed on August 27, 2018 (Registration No. 333-227023).

The Company’s 2006 Stock Incentive Plan and the Company’s 2009 Stock Incentive Plan, as amended, were superseded and replaced by the Company’s 2013 Stock Incentive Plan, and all previously granted awards that were outstanding under the 2006 and 2009 Stock Incentive Plans became subject to the 2013 Stock Incentive Plan.  The Company’s 2013 Stock Incentive Plan, in turn, was superseded and replaced by the Company’s 2014 Stock Incentive Plan, and all previously granted awards that were outstanding under the 2013 Stock Incentive Plan became subject to the 2014 Stock Incentive Plan.  The Company’s 2014 Stock Incentive Plan, in turn, was superseded and replaced by the Company’s 2015 Stock Incentive Plan, and all previously granted awards that were outstanding under the 2014 Stock Incentive Plan became subject to the 2015 Stock Incentive Plan.  The Company’s 2015 Stock Incentive Plan, in turn, was superseded and replaced by the Company’s 2016 Stock Incentive Plan, and all previously granted awards that were outstanding under the 2015 Stock Incentive Plan became subject to the 2016 Stock Incentive Plan.  The Company’s 2016 Stock Incentive Plan, in turn, was superseded and replaced by the Company’s 2017 Stock Incentive Plan, and all previously granted awards that were outstanding under the 2016 Stock Incentive Plan became subject to the 2017 Stock Incentive Plan.  The Company’s 2017 Stock Incentive Plan, in turn, was superseded and replaced by the Company’s 2018 Stock Incentive Plan, and all previously granted awards that were outstanding under the 2017 Stock Incentive Plan became subject to the 2018 Stock Incentive Plan. The Company’s 2018 Stock Incentive Plan, in turn, was superseded and replaced by the Company’s 2019 Stock Incentive Plan, and all previously granted awards that were outstanding under the 2018 Stock Incentive Plan became subject to the 2019 Stock Incentive Plan.

The Prior Registration Statements are incorporated in the Registration Statement by reference and made a part thereof.  The Prior Registration Statements included reoffer prospectuses which are not being incorporated in the Registration Statement; the Registration Statement includes a

September 12, 2019

revised reoffer prospectus covering certain shares of common stock registered under the Prior Registration Statements and the Shares being registered under the Registration Statement.

In rendering the opinion set forth below, we have reviewed:

(a)the Registration Statement and the exhibits thereto;

(b)the Articles and Bylaws of the Company, as in effect as of the date hereof;

(c)certain records of the Company’s corporate proceedings as reflected in its minute book, including resolutions of the board of directors approving the 2019 Stock Incentive Plan and various stock options and other awards granted pursuant to the 2019 Stock Incentive Plan;

(d)the 2019 Stock Incentive Plan;

(e)an officer’s certificate signed by Pat Obara, the Chief Financial Officer of the Company (the “Officer’s Certificate”); and

(f)such other documents as we have deemed relevant.

Subject to the foregoing and the assumptions, limitations and qualifications set forth in this letter, it is our opinion that the Shares will be validly issued and fully paid and non-assessable common shares in the capital of the Company when issued and sold pursuant to grants of stock options and other awards made pursuant to the 2019 Stock Incentive Plan, provided that:

(a)such stock options and awards are granted in accordance with the terms and conditions of the 2019 Stock Incentive Plan; and

(b)the persons receiving any stock options or other awards under the 2019 Stock Incentive Plan perform their obligations to the Company in accordance with the terms and conditions of the 2019 Stock Incentive Plan and any agreement evidencing the grant of the stock options or other awards, including the payment of the required exercise price with respect to stock options, or the payment of the required purchase price or the performance of the required services with respect to other awards.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(a)the foregoing opinion is limited to the State of Nevada, including all applicable provisions of the Nevada Revised Statutes (the “Nevada Statutes”).  We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company.  In particular, we express no opinion as to United States federal securities laws;

September 12, 2019

(b)we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect;

(c)we have assumed that (i) each stock option or other award granted or to be granted pursuant to the 2019 Stock Incentive Plan has been or will be duly authorized by the board of directors of the Company in accordance with the Articles and Bylaws of the Company, the Nevada Statutes and the 2019 Stock Incentive Plan, and (ii) each agreement governing a stock option or other award under the 2019 Stock Incentive Plan has been or will be duly executed by each party thereto and constitutes or will constitute the legal, valid and binding obligations of the parties thereto, and that such agreements are or will be enforceable against each of the parties thereto in accordance with their respective terms;

(d)we have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect and remains true and correct on the date hereof;

(e)the opinion expressed in this letter is rendered as of the date hereof and is based on our understandings and assumptions as to present facts and on the application of the laws of the State of Nevada as the same exists on the date hereof.  We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect;

(f)we have assumed that at the time the Company is or becomes obligated to issue any Shares upon exercise of stock options or other awards granted pursuant to the 2019 Stock Incentive Plan, the Company (i) will have adequate authorized and unissued Shares to fulfill such obligations, and (ii) will be in good standing with the Nevada Secretary of State; and

(g)we have assumed the absence of fraud in any transaction pursuant to which Shares have been or may be issued pursuant to any option or other award under the 2019 Stock Incentive Plan, and that the consideration authorized by the board of directors for the Shares will have been received by the Company prior to their issuance.

September 12, 2019

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Yours truly,

/s/ McMillan LLP

McMillan LLP